Exhibit 10.2
DIRECTOR FEE OPTION AWARD AGREEMENT
The Ultimate Software Group, Inc.
2005 Equity and Incentive Plan
     This Award Agreement (the “Agreement”) made as of this [___] day of [___], 20[___], between The Ultimate Software Group, Inc., a Delaware corporation (the “Company”), and ___ (the “Optionee”), is made pursuant to the terms of The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan (the “Plan”). This Agreement and the benefits conferred hereunder shall be subject to the approval of the Plan by the Company’s stockholders at the Company’s 2005 Annual Meeting of Stockholders. Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
     Section 1. Grant of Option. The Company has granted to the Optionee a non-qualified stock option for the purchase of the number of shares of common stock of the Company, par value $.01 per share (the “Common Stock”), specified in Appendix A hereto (the “Option Shares”). Appendix A may be amended by the Company from time to time to reflect additional grants, or the exercise of an option, following the date hereof. Each option identified in Appendix A shall be subject to the conditions hereinafter provided and subject to the terms and conditions set forth in the Plan, a copy of which the Optionee acknowledges having received. (Each option identified in Appendix A is hereinafter referred to as an “Option.”)
     Section 2. Exercise Price. The exercise price per share of each Option shall be 30% of the Fair Market Value of a share of the Common Stock on the Date of Grant (as defined in the Plan) (the “Option Price”).
     Section 3. Vesting and Term. Each Option shall be fully and immediately vested on the Date of Grant, but shall become exercisable or payable only in accordance with the provisions of Sections 4 and 5 hereof. To the extent that an Option is not exercised within the exercise period described in Section 4 hereof, and is not otherwise settled in accordance with Section 5 hereof, the Option shall be terminated and the Optionee’s rights hereunder shall be forfeited.
     Section 4. Exercise. An Option shall first become exercisable on the earliest to occur of the following events: (i) the fifth (5th) anniversary of the Date of Grant, (ii) the date on which the Optionee ceases to be a member of the Board, and (iii) the effective date of a Change in Control (each, an “Exercise Event”); and shall remain exercisable for a period of 90 days following the applicable Exercise Event. Notwithstanding the foregoing, a Change in Control that does not also qualify as a “change in control” for purposes of Section 409A of the Code shall not be treated as an Exercise Event for purposes hereof.
     Section 5. Cash Settlement. Notwithstanding the provisions of Section 4 hereof, the Committee may, in its discretion, cancel the right of the Optionee to exercise an

Option upon or following the occurrence of an Exercise Event as provided in Section 4 hereof in exchange for a cash settlement payment to the Optionee (or the Optionee’s legal representative) equal to the product of: (i) the number of shares of Common Stock subject to the Option being cancelled, multiplied by (ii) the excess, if any, of the per share Fair Market Value of the Common Stock on the date of cancellation of the Option over the exercise price per share of the Option.
     Section 6. Procedure for Exercise.
     (a) Notice of Exercise. An Option may be exercised, in whole or in part, and whole Option Shares may be purchased, by delivery of a notice (the “Notice”) to the Secretary of the Company at the Company’s principal business address and under any procedures specified by the Committee, which Notice shall: (i) state the number of whole Option Shares being exercised; (ii) state the method of payment of the Option Price and tax withholding; (iii) include any representation of the Optionee required pursuant to Section 7 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 10 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.
     (b) Payment of Option Price. Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted transaction, or (iv) by a combination of the foregoing methods. In addition and at the time of exercise, if and to the extent required by applicable law, the Optionee shall remit to the Company under procedures specified by the Company all required Federal, state and local withholding tax amounts in any manner as permitted above for payment of the Option Price.
     (c) Delivery of Stock Certificates Upon Exercise. Upon each exercise of an Option, the Company shall mail or deliver to the Optionee (or beneficiary in the case of exercise by a beneficiary), as promptly as practicable, a stock certificate or certificates representing the shares of Common Stock then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of an Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of the Option and the issuance of shares of Common Stock pursuant to such exercise will not violate the Securities Act of 1933 (the “Act”), as amended (as then in effect or any similar statute then in effect), or the securities laws of any state applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.
     Section 7. Investment Representation. Upon the exercise of an Option at a time when there is not in effect a registration statement under the Act relating to the shares of Common Stock, by virtue of such exercise, the Optionee shall be deemed to represent and warrant to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws. No shares of Common Stock shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive.
     Section 8. Limitation of Rights. The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a stock certificate evidencing the Common Stock. Nothing in this Agreement or an Option shall confer upon the Optionee any right to continued service with the Company or to interfere in any way with the right of the Company to terminate the Optionee’s service at any time.
     Section 9. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Optionee and consistent with the terms of the Plan, cause an adjustment to be made in (i) the number and kind of shares of Common Stock subject to the Option, (ii) the Option Price, and (iii) any other terms of the Option that are affected by the event to prevent dilution or enlargement of the Optionee’s rights hereunder.
     Section 10. Transfer Restrictions. No Option may be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution; provided, however, that the Optionee may, during the Optionee’s lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of an Option to or for the benefit of the Optionee’s “family members” (as defined in a manner consistent with the rules applicable to registration statements on Form S-8 promulgated under the Securities Act of 1933), which include certain trusts and other entities established for the benefit of the Optionee and/or the Optionee’s family members. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee. In the event that an Optionee becomes legally incapacitated, an Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative. If the Optionee dies, an Option shall thereafter be exercisable by the legatee of such Option under the Optionee’s will or by the Optionee’s estate in accordance with the Optionee’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Option was exercisable by the Optionee on the date of the Optionee’s death. An Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon an Option, shall be null and void and without effect.
     Section 11. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.
     Section 12. Construction. Any Option hereunder is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Optionee hereby acknowledges that a copy of the Plan has been delivered to the Optionee and accepts the Options hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.
     Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
     Section 14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     Section 15. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto as to the Options, and merges and supersedes all prior discussions, agreements (including, without limitation, any stock option agreements) and understandings of every kind and nature between them with respect to the Options. This Agreement shall not be changed or amended except by a writing signed by each of the parties hereto.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first above written.

THE ULTIMATE SOFTWARE GROUP, INC.
By:
Name:
Title:

OPTIONEE ________________________________________________ Signature of Optionee

________________________________________________ Print Name

Appendix A

Date of Grant	Number of Shares Subject to Option	Option Price